Registration Statement No. 33-31770


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                           ___________________________

                        Post-Effective Amendment No. 1 to
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                           ___________________________

                          PROVIDENCE ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              Rhode Island                                05-0389170
   (State or other jurisdiction of             (IRS Employer Identification No.)
    incorporation or organization

              100 Weybosset Street, Providence, Rhode Island 02903
                          (Address, including zip code
                         of Principal Executive Offices)

   Providence Energy Corporation 1989 Non-Employee Director Stock Option Plan
                           and 1989 Stock Option Plan
                            (Full Title of the Plan)

                              Susann G. Mark, Esq.
                          Providence Energy Corporation
                              100 Weybosset Street
                         Providence, Rhode Island 02903
                                 (401) 272-9191
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            Margaret D. Farrell, Esq.
                          Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                              Providence, RI 02903
                                 (401) 274-2000

                              Withdrawal of Shares

     Providence Energy Corporation (the "Company") filed a Registration Statement, Registration No. 33-31770, on Form S-8 relating to its 1989 Non-Employee Director Stock Option Plan and its 1989 Stock Option Plan (the "Plans") dated as of October 26, 1989, registering 250,000 shares of the common stock ("Common Stock") of the Company reserved for issuance pursuant to options granted under the Plans. Between October 26, 1989 and the date hereof, options to acquire 73,767 shares of Common Stock were issued pursuant to the Plans. This Post-Effective Amendment No. 1 to Registration Statement No. 33-31770 hereby withdraws from registration the remaining 176,233 shares of Common Stock reserved for issuance under the Plans.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

       Exhibit No.                                 Description

       24.1 Powers of Attorney with respect to 1989 Non-Employee Director Stock Option Plan

       24.2                 Powers of Attorney with respect to 1989 Stock Option
                            Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 33-31770) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 2, 1999.

                                           Providence Energy Corporation



                                           By:.s/ James H. Dodge
                                               James H. Dodge
                                               Chairman, President and
                                               Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on August 2, 1999.


Signature                                            Title

s/ James H. Dodge                Chairman, President and Chief Executive Officer
James H. Dodge                   (Principal Executive Officer)

s/ Kenneth W. Hogan              Chief Financial Officer and Treasurer(Principal
Kenneth W. Hogan                 Financial  Officer  and  Principal  Accounting
                                 Officer)

        *                        Director
_______________________
Gilbert R. Bodell, Jr.

        *                        Director
_______________________
John H. Howland

        *                        Director
_______________________
Douglas H. Johnson

        *                        Director
_______________________
William Kreykes

        *                        Director
_______________________
Paul F. Levy

        *                        Director
_______________________
Romolo A. Marsella

        *                        Director
_______________________
M. Anne Szostak

        *                        Director
_______________________
Kenneth W. Washburn

        *                        Director
_______________________
W. Edward Wood

*s/ Susann G. Mark
Susann G. Mark,
Attorney-in-Fact